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                                  EXHIBIT 23.3
                         INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement of Nevada Power Company No. 333-77325 on Form S-4 of our reports dated March 1, 1999 appearing in and incorporated by reference in the Annual Report on Form 10-K of Nevada Power Company for the year ended December 31, 1998, and to the reference to us under the heading 'Experts' in the Prospectus, which is part of such Registration Statement.


                                          DELOITTE & TOUCHE LLP


Las Vegas, Nevada
May 12, 1999